UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 17, 2006, Natus Medical Incorporated (“Natus”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Roth Capital Partners, LLC (the “Underwriter”). The Purchase Agreement provides for the sale of 2,300,000 shares of Natus common stock at a price to the Underwriter of $11.0485 per share (the “Offering”). Natus also granted the Underwriter an option to purchase up to 345,000 additional shares solely to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Natus’s shelf registration statement on Form S-3 (Registration No. 333-133480) (the “Registration Statement”).

The above description of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, which is attached to this report as Exhibit 1.01 and is incorporated by reference into the Registration Statement.

Item 8.01. Other Events.

In connection with the Offering, Natus is filing a legal opinion and consent as Exhibit No. 5.01 and Exhibit No. 23.01 to this report, which are incorporated by reference into the Registration Statement.

Item 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description
1.01	Purchase Agreement, dated as of August 17, 2006, between Natus Medical Incorporated and Roth Capital Partners, LLC

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: August 17, 2006	By:	/s/ James B. Hawkins
James B. Hawkins
President and Chief Executive Officer

Exhibit No.	Description
1.01	Purchase Agreement, dated as of August 17, 2006, between Natus Medical Incorporated and Roth Capital Partners, LLC

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).